Exhibit 19(b)

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. §1350, and accompanies the report on Form N-CSR for the period ended September 30, 2024 (the “Report”), of the GNMA & US Government Target Maturity Fund for Puerto Rico Residents, Inc.

Carlos V. Ubiñas and William Rivera, of GNMA & US Government Target Maturity Fund for Puerto Rico Residents, Inc., each certify that:

1.  This Form N-CSR filing for the Fund fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

By:	/s/ Carlos V. Ubiñas
Carlos V. Ubiñas
President

By:	/s/ William Rivera
William Rivera
First Vice President and Treasurer

Date:	December 5, 2024